TRANSCONTINENTAL GAS PIPE LINE CORPORATION
                               PRECEDENT AGREEMENT


         THIS PRECEDENT AGREEMENT ("Precedent Agreement") is entered into this 28th day of April 1999, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION ("Transco"), a Delaware corporation, and ATLANTA GAS LIGHT COMPANY ("Shipper). Transco and Shipper are sometimes referred to individually as "Party" and jointly as "Parties".
                                   WITNESSETH:

         WHEREAS, Transco conducted an open season from July 22, 1998 through August 24, 1998, during which it accepted requests for firm transportation service to be made available under its SouthCoast Expansion Project ("SouthCoast"); and
         WHEREAS, Shipper desires firm transportation service under SouthCoast for 61,160 dekatherms of gas per day ("dt/d") from the primary receipt point(s) specified in Exhibit A hereto to the primary delivery point(s) specified in Exhibit B hereto; and
         WHEREAS, subject to the terms and conditions of this Agreement, Transco is willing to provide such firm transportation service for Shipper under SouthCoast pursuant to the terms of this Precedent Agreement and the Service Agreement (as hereinafter defined) commencing as soon as all rights and regulatory approvals are received and accepted by Transco and all of the necessary facilities are constructed and ready for service, as further set forth herein below.
         NOW THEREFORE, in consideration of the mutual covenants herein assumed, Transco and Shipper hereby agree as follows:

1. Rights and Approvals. Following the execution by Transco and Shipper of this Precedent Agreement, Transco shall seek such contract rights, property rights, financing arrangements and regulatory approvals, including, without limitation, the requisite authorizations from the FERC ("FERC Authorizations"), including rates based on a rolled-in cost of service, as may be necessary to provide firm transportation service for Shipper of 61,160 dt/d from point(s) of receipt set forth in Exhibit A hereto to point(s) of delivery set forth in Exhibit B hereto. Transco reserves the right to file and prosecute applications for any required authorizations, any supplements or amendments thereto (including the right at any time to withdraw any application for required authorizations or not to accept such authorizations), and, if necessary, court review, in such manner as it deems to be in its best interest.
         Shipper agrees to use its good faith efforts to cooperate with and support Transco in obtaining the necessary regulatory approvals for SouthCoast and to provide Transco with any necessary information reasonably requested in order to obtain the regulatory approvals and financing arrangements for SouthCoast. In that regard, (i) Shipper shall file with the FERC in support of Transco's FERC application(s) for NGA Section 7(c) certificate authorization of SouthCoast, (ii) Shipper shall not oppose any filing made with the FERC (whether made by Transco or another party) to roll into Transco's systemwide cost of service (a) the costs of SouthCoast, (b) the costs of the incrementally priced projects approved by the FERC in Docket Nos. CP96-16, CP97-328, and CP97-331, and/or (c) the costs of the incrementally priced projects for which rolled-in rate treatment has been sought in Docket Nos. RP97-71 and RP95-197 (which include, without limitation, the incrementally priced projects approved by the FERC in Docket Nos. CP88-92, CP88-760, CP89-6, CP89-7, CP89-710, CP90-687,
CP94-68, and CP94-109), provided, however, that the foregoing shall not constitute a waiver of Shipper's right to oppose cost allocation and rate design for rolled-in rate treatment of the incrementally priced projects referred to in the foregoing clauses (b) and (c), and (iii) to the extent that the FERC determines that information relating to Shipper's gas supply arrangements or markets is required from Transco, Shipper shall provide Transco with such information in a timely manner to enable Transco to respond within the time required by the FERC. To the extent that such information is considered confidential, proprietary or privileged by Shipper, Transco and Shipper shall negotiate in good faith acceptable protective arrangements. 2. Service Agreement. Within thirty (30) days (or within such shorter time frame as may be required for timely commencement of construction of SouthCoast) after Transco's receipt and acceptance of the FERC Authorizations in a form and substance satisfactory to Transco in its sole opinion, as reasonably determined, Transco and Shipper shall execute and deliver a service agreement under Transco's Rate Schedule FT ("Service Agreement") substantially in the form attached as Exhibit C hereto; provided, however, that neither Party shall be obligated to execute the Service Agreement if the FERC Authorizations adversely impact the character of service and/or the receipt and delivery points agreed to in this Precedent Agreement; provided, further, that the Parties shall not be obligated to execute the Service Agreement if this Precedent Agreement shall have been previously terminated in accordance with Paragraph 5 below. The Service Agreement shall provide for the firm transportation by Transco for Shipper of 61,160 dt/d from point(s) of receipt set forth in Exhibit A hereto to point(s) of delivery set forth in Exhibit B hereto. Notwithstanding the Parties' execution of the Service Agreement, Transco's obligation to provide firm transportation service to Shipper is expressly made subject to Transco's receipt and acceptance of any remaining necessary contract rights, property rights, financing arrangements and regulatory approvals in a form and substance satisfactory to Transco, as reasonably determined in its sole opinion, and Transco's completion of construction and placement into service of Transco's facilities necessary to provide service to Shipper under SouthCoast. 3. Rates. For the firm transportation service under the Service Agreement, Shipper shall pay the maximum reservation rate and all applicable commodity charges, reservation and commodity surcharges and fuel applicable under Transco's Rate Schedule FT for SouthCoast firm transportation service unless otherwise agreed to by the Parties. 4. Service and Reservation Charge Commencement; Term of Service. The firm transportation service for Shipper under SouthCoast and Shipper's obligation to pay Transco reservation charges for such service shall commence on the later of: (i) November 1, 2000; or (ii) the date on which Transco's facilities necessary to provide firm service to Shipper under SouthCoast have been constructed and are ready for service as reasonably determined in Transco's sole opinion. Such firm transportation service shall continue for a primary term of fifteen (15) years from the date that the firm transportation service commences, and year-to-year thereafter subject to termination after such primary term by either Party upon one (1) year prior written notice to the other Party.
5. Termination of Agreements. If the FERC has not issued a preliminary determination on non-environmental issues by May 1, 2000 or if Transco has not received and accepted the necessary FERC Authorizations on or before November 1, 2000, then at any time thereafter until Transco receives and accepts such FERC Authorizations, either Party shall have the right to terminate this Precedent Agreement and Service Agreement by giving thirty (30) days advance written notice to the other Party; provided, however, that such termination shall not be effective if during the 30-day period Transco receives and accepts the necessary FERC Authorizations. Further, if as a result of orders or actions taken by the Georgia Public Service Commission ("PSC"), Shipper concludes, in Shipper's sole opinion, as reasonably determined, that Shipper's ability to include the firm transportation service from the SouthCoast Expansion project in its array of capacity supply contracts is at unreasonable risk, then Shipper may terminate this Precedent Agreement by giving twenty-four (24) hours advance written notice to Transco: provided that such right to terminate must be exercised on or before September 1, 1999 or such right shall be waived. Additionally, if Transco has not commenced the firm transportation service contemplated herein to Shipper on or before November 1, 2001, either Party shall have the right to terminate this Precedent Agreement and the Service Agreement by giving twenty-four (24) hours advance written notice to the other Party; provided that such right must be exercised on or before November 15, 2001, or else such right shall be waived.
Termination of this Precedent Agreement and/or the Service Agreement in accordance with the terms of this Paragraph 5 shall be without liability for costs or expenses to the terminating Party or its partners, shareholders, officers, employees or agents. 6. Construction. After both Parties' execution of the Service Agreement pursuant to Paragraph 2 above and Transco's receipt and acceptance of all other necessary contract rights, property rights, financing arrangements and regulatory approvals in a form and substance satisfactory to Transco, as reasonably determined in its sole opinion, Transco shall proceed with the construction of the SouthCoast facilities so as to begin firm transportation service for Shipper by a proposed in-service date of November 1, 2000. If Transco is unable to complete such construction and place such facilities into operation by such proposed in-service despite its exercise of due diligence, Transco shall provide notice thereof to Shipper, with such notice including the revised projected in-service date unless Shipper has exercised its right to terminate in accordance with Paragraph 5 above, and shall continue to proceed with due diligence to complete such construction, place such facilities in operation and commence service for Shipper at the earliest practicable date thereafter. Transco shall not be liable in any manner to Shipper, nor shall this Precedent Agreement or the Service Agreement be subject to termination, except as provided in Paragraph 5 above, if despite Transco's exercise of due diligence, Transco is unable to complete the construction of such facilities and commence firm transportation service contemplated herein by the proposed in-service date. 7. Prepayment Refund. Transco and Shipper agree that the $10,000 prepayment submitted by Shipper during the open season for SouthCoast plus any interest that accrues on the prepayment amount (any interest on the prepayment amount calculated hereunder shall be at the interest rate set forth in the billing and payment provisions of the General Terms and Conditions of Transco' FERC Gas Tariff) prior to the in-service date of the project will be applied to Shipper's reservation charges due for the first month of firm transportation service under the project. In the event that service commences on a date other than the first day of the month, the reservation charge will be prorated and the prepayment plus accrued interest will be applied to such prorated reservation charge. In the event that Shipper terminates this Precedent Agreement pursuant to Paragraph 5 above, Transco shall refund Shipper's prepayment plus accrued interest. 8. Remedies. Shipper recognizes that Transco will be required to incur material expenses to construct SouthCoast facilities by a proposed in-service date of November 1, 2000. In the event that Shipper fails to perform its obligations under this Precedent Agreement or terminates this Precedent Agreement in a manner inconsistent with Paragraph 5 above, Transco shall have the right to retain Shipper's prepayment (plus accrued interest) made in accordance with Shipper's request for firm transportation service under SouthCoast and to seek any other legal remedies available to Transco, provided that any such legal remedy which is a monetary remedy shall be reduced by an amount equal to the prepayment (plus accrued interest) retained by Transco. 9. Notices Notices under this Precedent Agreement shall be in writing and shall be addressed as follows:

If to Shipper:
Vice President, Gas Services
Atlanta Gas Light Company
1219 Caroline Street, NE
Atlanta, GA 30307
Fax: 404/584-3499
Email: jscabare@aglresources.com

If to Transco:
Transcontinental Gas Pipe Line Corporation
2800 Post Oak Boulevard
P.O. Box 1396
Houston, Texas 77251-1396
Attention: Vice President, Customer Service and Rates
Fax: 713/215-2549

Notices may be given by hand, electronic transmission, mail or courier. Notices shall by deemed given upon the date the notice is sent. Either Party may change its address or telecopy number for notices hereunder by providing written notice of such change to the other Party. 10. Assignment. This Precedent Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors, whether successors shall succeed to the business and operation of the parties by share purchase, share exchange, merger, consolidation or otherwise. 11. Governing Law. This Precedent Agreement and any actions, claims, demands or settlements hereunder shall be governed by and construed in accordance with the laws of the State of Texas, excluding, however, any conflicts of law, rules or principles which might require the application of the laws of another jurisdiction. 12. Third Persons. Except as expressly provided in this Precedent Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person not a Party hereto any rights, remedies or obligations under or by reason of this Precedent Agreement. 13. Laws and Regulatory Bodies. This Precedent Agreement and the obligations of the Parties hereunder are subject to all applicable laws, rules, orders and regulations of governmental authorities having jurisdiction and, in the event of conflict, such laws, rules, orders and regulations of governmental authorities having jurisdiction shall control. 14. Captions. The titles to each of the paragraphs in this Precedent Agreement are included for convenience of reference only and shall have no effect on, or be deemed as part of the text of, this Precedent Agreement. 15. Severablity. Any provision of this Precedent Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceablity without invalidating the remaining provisions hereof or affecting the validity or enforceability of that provision in any other jurisdiction. 16. Waiver. No waiver by either Party of any default by the other Party in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release the other Party from, performance of any other provision, condition or requirement herein, nor shall such waiver be deemed to be a waiver of, or in any manner release the other Party from, future performance of the same provision, condition or requirement. Any delay or omission of either Party to exercise any right hereunder shall not impair the exercise of any such right, or any like right, accruing to it thereafter. 17. Further Assurances. Each Party agrees to execute and deliver all such other and additional instruments and documents and to do such other acts as may be reasonably necessary to effectuate the terms and provisions of this Precedent Agreement. 18. Joint Preparation. The terms, conditions and provisions of this Precedent Agreement shall be considered as prepared through the joint efforts of the Parties and shall not be construed against either Party as a result of the preparation or drafting thereof.

IN WITNESS WHEREOF, duly authorized representatives of the Parties have executed this Precedent Agreement as of the date first above written.

                                    TRANSCONTINENTAL GAS PIPE LINE CORPORATION

                                          By  /s/  Frank J. Ferazzi
                                                   Frank J. Ferazzi
                                                   Vice President
                                                   Customer Service and Rates


                                          ATLANTA GAS LIGHT COMPANY

                                          B  /s/   James  W. Scabareti
                                                   James W. Scabareti
                                                   Vice President, Gas Services

                                    EXHIBIT A

         Receipt Point(s)                          Maximum Daily Quantity at
                                                   Each Receipt Point1 (dt/d)
   Point of Interconnection between
Transco's mainline and Mobile Bay                           61,160
Lateral at milepost 784.66 in Choctaw
         County, Alabama

                                    Exhibit B

            Delivery Point(s)                    Maximum Daily Quantity at Each
   Suwanee Delivery Point in Gwinnett               Delivery Point  (dt/d)
            County , Georgia
                                                             61,160

                                    Exhibit C



                                SERVICE AGREEMENT
                                     between
                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION
                                       and
                                      Buyer

                                SERVICE AGREEMENT

         THIS AGREEMENT entered into this ____ day of ___________, 19___, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware Corporation, hereinafter referred to as "Seller," first party, and _______________, hereinafter referred to as "Buyer," second party,

                                   WITNESSETH
         WHEREAS.
         NOW, THEREFORE, Seller and Buyer agree as follows:

                                    ARTICLE I
                           GAS TRANSPORTATION SERVICE

1. Subject to the terms and provisions of this agreement and of Seller's Rate Schedule FT, Buyer agrees to deliver or cause to be delivered to Seller gas for transportation and Seller agrees to receive, transport and redeliver natural gas to Buyer or for the account of Buyer, on a firm basis, a Transportation Contract Quantity ("TCQ") of ______ dt per day (at Seller's system BTU as of the date of this Agreement and as provided in Section 23(b) of the General Terms and Conditions of Seller's FERC Gas Tariff) per day.

2. Transportation service rendered hereunder shall not be subject to curtailment or interruption except as provided in Section 11 of the General Terms and Conditions of Seller's FERC Gas Tariff.

                                   Article II
                               Point(s) of Receipt

Buyer shall deliver or cause to be delivered gas at the point(s) of receipt hereunder at a pressure sufficient to allow the gas to enter Seller's pipeline system at the varying pressures that may exist in such system from time to time; provided, however, the pressure of the gas delivered or caused to be in the event the maximum operating pressure(s) of Seller's pipeline system, at the point(s) of receipt hereunder, is from timeto time increased or decreased, then the maximum allowable pressure(s) of the gas delivered or caused to be delivered by Buyer to Seller at the point(s) of receipt shall be correspondingly increased or decreased upon written notification of Seller to Buyer. The point(s) of receipt for natural gas received for transportation pursuant to this agreement shall be:

         See Exhibit A, attached hereto, for point(s) of receipt.

                                   ARTICLE III
                              POINT(S) OF DELIVERY

Seller shall redeliver to Buyer or for the account of Buyer the gas transported hereunder at the following point(s) of delivery and at a pressure(s) of:

         See Exhibit B, attached hereto, for points of delivery and pressures.

                                   ARTICLE IV
                                TERM OF AGREEMENT

         This agreement shall be effective as of _____ __, 19__ and shall remain in force and effect until 9:00 a.m. Central Clock Time _____ __, 20__ and year to year thereafter until terminated by Seller or Buyer upon at least one (1) years' written notice; provided, however, this agreement shall terminate immediately and, subject to the receipt of necessary authorizations, if any, Seller may discontinue service hereunder if (a) Buyer, in Seller's reasonable judgement fails to demonstrate credit worthiness, and (b) Buyer fails to provide adequate security in accordance with Section 32 of the General Terms and Conditions of Seller's Volume No. 1 Tariff. As set forth in Section 8 of Article II of Seller's August 7, 1998 revised Stipulation and Agreement in Docket No. RP88-68 et. al., (a) pregranted abandonment under Section 284.221 (d) of the Commission's Regulations shall not apply to any long term conversions from firm sales service to transportation service under Seller's Rate Schedule FT and (b) Seller shall not exercise its right to terminate this service agreement as it applies to transportation service resulting from conversions from firm sales service so long as Buyer is willing to pay rates no less favorable than Seller is otherwise able to collect from third parties for such service.

                                    ARTICLE V
                             RATE SCHEDULE AND PRICE

         1. Buyer shall pay Seller for natural gas delivered to Buyer hereunder in accordance with Seller's Rate Schedule FT and the applicable provisions of the General Terms and Conditions of Seller's FERC Gas Tariff as filed with the Federal Energy Regulatory Commission, and as the same may be legally amended or superseded from time to time. Such Rate Schedule and General Terms and Conditions are by this reference made a part hereof. In the event Buyer and Seller mutually agree to a negotiated rate and specified term for service hereunder, provisions governing such negotiated rate (including surcharges) and term shall be set forth on Exhibit C to the service agreement.

         2. Seller and Buyer agree that the quantity of gas that Buyer delivers or causes to be delivered to Seller shall include the quantity of gas retained by Seller for applicable compressor fuel, line loss make-up (and injection fuel under Seller's Rate Schedule GSS, if applicable) in providing the transportation hereunder, which quantity may be changed from time to time and which will be specified in the currently effective Sheet No. 44 of Volume No. 1 of this Tariff which relates to service under this agreement and which is incorporated herein.

         3. In addition to the applicable charges for firm transportation service pursuant to Section 3 of Seller's Rate Schedule FT, Buyer shall reimburse Seller for any and all filing fees incurred as a result of Buyer's request for Service under Seller's Rate Schedule FT, to the extent such fees are imposed upon Seller by the Federal Energy Regulatory Commission or any successor governmental authority having jurisdiction.

                                   ARTICLE VI
                                  MISCELLANEOUS

         1. This Agreement supersedes and cancels as of the effective date hereof the following contract(s) between parties hereto: None.

         2. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like of different character.

         3. The interpretation and performance of this agreement shall be in accordance with the laws of the State of Texas, without recourse to the law governing conflicts of laws, and to all present and future valid laws with respect to the subject matter, including present and future orders, rules and regulations of duly constituted authorities.

         4. This agreement shall be binding upon, and inure to the benefit of the parties' hereto and there respective successors and assigns.

         5. Notices to either party shall be in writing and shall be considered as duly delivered when mailed to the other party at the following address:

(a)      If to Seller:
         Transcontinental Gas Pipe Line Corporation
         2800 Post Oak Boulevard (77056)
         P.O. Box 1396
         Houston, Texas, 77251-1396
         Attention:

(b)       If to Buyer

         Such addresses may be changed from time to time by mailing appropriate notice thereof to the other party by certified or registered mail.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be
signed  by  their  respective   officers  or   representatives   thereunto  duly
authorized.

                                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION
                                   (Seller)


                                   By:_________________________________________
                                      Name:
                                      Title:

                                   (Buyer)

                                   By:_________________________________________
                                      Name:
                                      Title:

                                    Exhibit A

Point(s) of Receipt                                 Maximum Daily Quantity
                                                    at Each Receipt Pt. (dt/d)1

                                    Exhibit B

Point(s) of Delivery and Pressures2                Maximum Daily Quantity
                                                   at Each Delivery Pt. (Dt/d)3

                                    Exhibit C


Specifications of Negotiated Rate and Term


--------
         1 These quantities do not include the additional quantities of gas to be retained by Transco for compressor fuel and line loss make-up. Therefore, Shipper shall also deliver or cause to be delivered at the receipt points such additional quantities of gas to be retained by Transco for compressor fuel and line loss make-up. 1 These quantities do not include the additional quantities of gas to be retained by Seller for compressor fuel and line loss make-up. Therefore, Buyer shall also deliver or cause to be delivered at the receipt points such additional quantities of gas in kind to be retained by Seller for compressor fuel and line loss make-up.

         2 Pressure(s) shall not be less than fifty (50) pounds per square inch gauge or at such other pressures as may be agreed upon in the day-to-day operations of Buyer and Seller.

         3 Deliveries to or for the account of Shipper at the delivery point(s) shall be subject to the limits of the Delivery Point Entitlements ("DPE's") of the entities receiving the gas at the delivery point(s), as such DPE's are set forth in Transco's FERC Gas Tariff, as amended from time to time.